UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.       )

Filed by the Registrant   [X]
Filed by a Party other than the Registrant   [_]

Check the appropriate box:

[_]	Preliminary Proxy Statement
[_]	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (as permitted by Rule 14a-6(e)(2))
[_]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[_]	Soliciting Material Pursuant to Section 240.14a-12

Pfizer Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[_]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[_]	Fee paid previously with preliminary materials:

[_]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	1)	Amount previously paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

Vote by Internet

• Go to www.investorvote.com/PFE; or

• Scan the QR code with your smartphone.

• Follow the steps outlined on the secure website.

Annual Meeting Notice & Admission Ticket

Important Notice Regarding the Availability of Proxy Materials for the
Pfizer Inc. 2018 Annual Meeting of Shareholders to be held on April 26, 2018

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the 2018 Annual Meeting are available on the Internet or by mail. Follow the instructions below to view the materials and vote online or request a copy of the proxy materials. The items to be voted on and location of the 2018 Annual Meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. These materials are available at:

www.investorvote.com/PFE

Easy Online Access — A Convenient Way to View Proxy Materials and Vote.

When you go online to view proxy materials, you can also vote your shares.

Step 1: Go to www.investorvote.com/PFE.

Step 2: Click on the icon on the right to view current meeting materials.

Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in.

Step 4: Make your selection as instructed on each screen to select delivery preferences and vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before April 18, 2018 to facilitate timely delivery.

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Annual Meeting Notice & Admission Ticket

2018 Annual Meeting of Pfizer Inc. Shareholders

Thursday, April 26, 2018
9:00 a.m., Eastern Daylight Time
Hilton Short Hills Hotel
41 John F. Kennedy Parkway
Short Hills, New Jersey 07078

Shareholders will be admitted to the Annual Meeting beginning at 8:30 a.m., Eastern Daylight Time. If you wish to attend, please plan to arrive early since seating will be limited. For directions, contact the Hilton Short Hills Hotel at +1-973-379-0100.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares, you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the Annual Meeting, please bring this admission ticket with you.

The proposals to be voted on at the meeting, and the recommendations of the Board of Directors, are listed below.

The Board of Directors recommends a vote “FOR” the following proposals:

1.	Election of Directors:
Dennis A. Ausiello, Ronald E. Blaylock, Albert Bourla, W. Don Cornwell, Joseph J. Echevarria, Helen H. Hobbs, James M. Kilts, Dan R. Littman, Shantanu Narayen, Suzanne Nora Johnson, Ian C. Read, James C. Smith
2.	Ratify the selection of KPMG LLP as independent registered public accounting firm for 2018
3.	2018 Advisory approval of executive compensation
4.	Approval of the Pfizer Inc. French Sub-Plan under the 2014 Stock Plan

The Board of Directors recommends a vote “AGAINST” the following proposals:

5.	Shareholder proposal regarding right to act by written consent
6.	Shareholder proposal regarding independent chair policy
7.	Shareholder proposal regarding report on lobbying activities

If you plan to attend the Annual Meeting, please bring this admission ticket with you.

Here’s how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of the current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

Internet – Go to www.investorvote.com/PFE and follow the instructions to log in and request a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

Telephone – Call at 1-866-641-4276 or +1-781-575-4581 for outside the USA, US territories and Canada and follow the instructions to log in and request a paper copy of the proxy materials by mail for the current meeting. You can also submit a preference to receive paper copies for future meetings.

Email – Send an email to investorvote@computershare.com with “Proxy Materials Pfizer Inc.” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse side, and state in the email that you want a paper copy of the current meeting materials. You can also state your preference to receive paper copies for future meetings.

To facilitate timely delivery, all requests for paper copies of proxy materials must be received by April 18, 2018.

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